Exhibit 99.2

[Trane Logo] ONE CENTENNIAL AVENUE PISCATAWAY, NJ 08854

VOTE BY INTERNET - www.[*].com

Use the Internet to transmit the voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on [*], 2008. Have the proxy card in hand when accessing the web site and follow the instructions to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-[*]-[*]

Use any touch-tone telephone to transmit the voting instructions up until 11:59 p.m. Eastern Daylight Time on [*], 2008. Have this proxy card in hand when calling and then follow the instructions.

VOTE BY MAIL Mark, sign and date the proxy card and return it in the postage-paid envelope we have provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TRANE INC. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

1. To adopt the Agreement and Plan of Merger, dated as of December 15, 2007, among Ingersoll-Rand Company Limited, Indian Merger Sub, Inc. and Trane Inc., as it may be amended from time to time.	For ☐	Against ☐	Abstain ☐

2. In their discretion, the named proxies are authorized to vote on any procedural matters incident to the conduct of the special meeting, such as adjournment of the special meeting, including any adjournment for the purpose of soliciting additional proxies.	For ☐	Against ☐	Abstain ☐

This proxy, when properly executed, will be voted in the manner directed. If no direction is given, the proxies will vote in accordance with the Board of Directors’ recommendation.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Please sign this proxy card and return it promptly, whether or not you plan to attend the meeting. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing. If you do attend the meeting and decide to vote by ballot, such vote will supersede this proxy.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

TRANE INC.

SPECIAL MEETING OF SHAREHOLDERS

[*], 2008

This proxy card is solicited on behalf of

Trane’s Board of Directors for the Special Meeting of Shareholders on [*], 2008.

The undersigned hereby appoints Frederic M. Poses, G. Peter D’Aloia, Mary Elizabeth Gustafsson and Mark C. Cresitello, and each of them, proxies, with full power of substitution, to vote all of the undersigned’s shares of Trane Inc. Common Stock (Common Stock) at the Special Meeting of Shareholders to be held on [*], 2008, at [*] a.m. (EDT) at the Trane Learning Center, One Centennial Avenue, Piscataway, New Jersey, and at any adjournments or postponements thereof, upon all subjects that may properly come before the meeting, including the matter described in the proxy statement/prospectus furnished herewith, subject to any direction indicated on the reverse side of this card. The shares of Common Stock you beneficially own will be voted as you specify. If no direction is given, the proxies will vote for Proposals 1 and 2.

If shares of Common Stock are issued to or held for the account of the undersigned in the Trane Employee Stock Ownership Plan (ESOP), the Trane Savings Plan (Savings Plan) or the Trane 401(k) and Thrift Plan (Thrift Plan) or any officer or director trust (Trust), the undersigned hereby directs the respective fiduciary of the ESOP, Savings Plan, Thrift Plan and each Trust to vote all shares of Common Stock in the undersigned’s name and/or account thereunder in accordance with the instructions given herein at the Special Meeting and any adjournment or postponement thereof on all matters properly coming before the Special Meeting, including but not limited to the matter on the reverse side hereof.

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY TELEPHONE, OR INTERNET, OR SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT THE SHARES CAN BE REPRESENTED AT THE MEETING.

(continued on reverse side)